PRICING SUPPLEMENT dated July 24, 2026

(To the Prospectus and Prospectus Supplement, each dated April 17, 2026, Product Supplement no. WF-1-I dated April 17, 2026 and Underlying Supplement no. 1-I dated April 17,
2026)

Filed Pursuant to Rule 424(b)(2) Registration Statement Nos. 333-293684 and 333-293684-01

JPMorgan Chase Financial Company LLC Global Medium-Term Notes, Series A Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.

$3,676,000 Market Linked Securities — Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Health Care Select Sector SPDR® ETF and the State Street® Technology Select Sector SPDR® ETF due July 27, 2029

■   Linked to the lowest performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Health Care Select Sector SPDR® ETF and the State Street® Technology Select Sector SPDR® ETF (each referred to as a “Fund”)

■  Unlike ordinary debt securities, the securities do not provide for fixed payments of interest, do not repay a fixed amount of principal at maturity and are subject to potential automatic call prior to maturity upon the terms described below. Whether the securities pay a contingent coupon, whether the securities are automatically called prior to maturity and, if they are not automatically called, whether you are repaid the principal amount of your securities at maturity will depend, in each case, on the fund closing price of the lowest performing Fund on the relevant calculation day. The lowest performing Fund on any calculation day is the Fund that has the lowest fund return on that calculation day, calculated for each Fund as the percentage change from its starting price to its fund closing price on that calculation day.

■  Contingent Coupon Payments. The securities will pay a contingent coupon payment on a quarterly basis until the earlier of maturity or automatic call if, and only if, the fund closing price of the lowest performing Fund on the calculation day for the relevant quarter is greater than or equal to its threshold price. If the fund closing price of the lowest performing Fund on a calculation day is less than its threshold price, you will not receive any contingent coupon payment for the relevant quarter. However, if the fund closing price of the lowest performing Fund on one or more calculation days is less than its threshold price and, on a subsequent calculation day, the fund closing price of the lowest performing Fund is greater than or equal to its threshold price, the securities will pay the contingent coupon payment due for that subsequent calculation day plus all previously unpaid contingent coupon payments (without interest on amounts previously unpaid). If the fund closing price of the lowest performing Fund is less than its threshold price on every calculation day, you will not receive any contingent coupon payments throughout the entire term of the securities. The contingent coupon rate is 9.80% per annum.

■  Automatic Call. If the fund closing price of the lowest performing Fund on any of the quarterly calculation days from January 2027 to April 2029, inclusive, is greater than or equal to its starting price, we will automatically call the securities for the principal amount plus a final contingent coupon payment and any previously unpaid contingent coupon payments.

■  Potential Loss of Principal. If the securities are not automatically called prior to maturity, you will be repaid the principal amount at maturity if, and only if, the fund closing price of the lowest performing Fund on the final calculation day is greater than or equal to its threshold price. If the fund closing price of the lowest performing Fund on the final calculation day is less than its threshold price, you will have full downside exposure to the decrease in the price of that Fund from its starting price, and you will lose more than 40%, and possibly all, of the principal amount of your securities.

■  The threshold price for each Fund is equal to 60% of its starting price.

■  You will not participate in any appreciation of any Fund or receive any dividends paid on any Fund.

■  Investors may lose a significant portion or all of the principal amount.

■  Your return on the securities will depend solely on the performance of the lowest performing Fund on each calculation day. You will not benefit in any way from the performance of the better performing Funds. Therefore, you will be adversely affected if any Fund performs poorly, even if the other Funds perform favorably.

■  The securities are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co. Any payment on the securities is subject to the credit risk of JPMorgan Financial, as issuer of the securities, and the credit risk of JPMorgan Chase & Co., as guarantor of the securities.

■  No exchange listing; designed to be held to maturity

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, “Risk Factors” beginning on page PS-12 of the accompanying product supplement and “Selected Risk Considerations” on page PS-11 in this pricing supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying product supplement, underlying supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

	Price to Public(1)	Fees and Commissions(2)(3)	Proceeds to Issuer
Per Security	$1,000.00	$23.25	$976.75
Total	$3,676,000.00	$85,467.00	$3,590,533.00
(1)	See “Supplemental Use of Proceeds” in this pricing supplement for information about the components of the price to public of the securities.
(2)	Wells Fargo Securities, LLC, which we refer to as WFS, acting as agent for JPMorgan Financial, will receive selling commissions from us of $23.25 per security. WFS has advised us that it may provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of $17.50 per security. In addition to the concession allowed to WFA, WFS has advised us that it may pay $0.75 per security of the selling commissions to WFA as a distribution expense fee for each security sold by WFA. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
(3)	In respect of certain securities sold in this offering, J.P. Morgan Securities LLC, which we refer to as JPMS, may pay a fee of $3.00 per security to selected dealers in consideration for marketing and other services in connection with the distribution of the securities to other dealers.

The estimated value of the securities, when the terms of the securities were set, was $947.40 per security. See “The Estimated Value of the Securities” in this pricing supplement for additional information.

The securities are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

Wells Fargo Securities

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Health Care Select Sector SPDR® ETF and the State Street® Technology Select Sector SPDR® ETF due July 27, 2029

Terms of the Securities

Issuer:	JPMorgan Chase Financial Company LLC, a direct, wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor:	JPMorgan Chase & Co.
Funds:	State Street® Energy Select Sector SPDR® ETF (Bloomberg ticker: XLE), State Street® Health Care Select Sector SPDR® ETF (Bloomberg ticker: XLV) and State Street® Technology Select Sector SPDR® ETF (Bloomberg ticker: XLK) (each referred to as a “Fund,” and collectively as the “Funds”)
Pricing Date:	July 24, 2026
Issue Date:	July 29, 2026
Stated Maturity Date[1]:	July 27, 2029
Principal Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a principal amount of $1,000.
Contingent Coupon Payment:

On each contingent coupon payment date, you will receive a contingent coupon payment at a per annum rate equal to the contingent coupon rate if, and only if, the fund closing price of the lowest performing Fund on the related calculation day is greater than or equal to its threshold price. In addition, if the fund closing price of the lowest performing Fund on one or more calculation days is less than its threshold price and, on a subsequent calculation day, the fund closing price of the lowest performing Fund is greater than or equal to its threshold price, on the contingent coupon payment date related to that subsequent calculation day, you will receive the contingent coupon payment due for that subsequent calculation day plus all previously unpaid contingent coupon payments (without interest on amounts previously unpaid).

Each “contingent coupon payment,” if any, will be calculated per security as follows:

($1,000 × contingent coupon rate) / 4.

Notwithstanding anything to the contrary in the accompanying product supplement, any contingent coupon payment will be rounded to the nearest cent, with one-half cent rounded upward.

If the fund closing price of the lowest performing Fund on any calculation day is less than its threshold price, you will not receive any contingent coupon payment on the related contingent coupon payment date.  If the fund closing price of the lowest performing Fund on a calculation day is less than its threshold price and the fund closing price of the lowest performing Fund on each subsequent calculation day up to and including the final calculation day is less than its threshold price, you will not receive any unpaid contingent coupon payment in respect of any of those calculation days. In addition, if the fund closing price of the lowest performing Fund is less than its threshold price on all calculation days, you will not receive any contingent coupon payments over the term of the securities.

Contingent Coupon Payment Dates[1]:	Quarterly, on the third business day following each calculation day, provided that the contingent coupon payment date with respect to the final calculation day will be the stated maturity date
Contingent Coupon Rate:	The “contingent coupon rate” is 9.80% per annum.
Automatic Call:

If the fund closing price of the lowest performing Fund on any of the calculation days from January 2027 to April 2029, inclusive, is greater than or equal to its starting price, the securities will be automatically called, and on the related call settlement date you will be entitled to receive a cash payment per security in U.S. dollars equal to the principal amount per security plus a final contingent coupon payment and any previously unpaid contingent coupon payments.

If the securities are automatically called, they will cease to be outstanding on the related call settlement date and you will have no further rights under the securities after that call settlement date.

Calculation Days[1]:	Quarterly, on the 24th day of each January, April, July and October, commencing October 2026 and ending July 2029. We refer to July 24, 2029 as the “final calculation day.”
Call Settlement Date[1]:	Three business days after the applicable calculation day

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Health Care Select Sector SPDR® ETF and the State Street® Technology Select Sector SPDR® ETF due July 27, 2029

Maturity Payment Amount:

If the securities are not automatically called prior to the stated maturity date, you will be entitled to receive on the stated maturity date a cash payment per security in U.S. dollars equal to the maturity payment amount (in addition to the final contingent coupon payment and any previously unpaid contingent coupon payments, if due).

The “maturity payment amount” per security will equal:

•        if the ending price of the lowest performing Fund on the final calculation day is greater than or equal to its threshold price: $1,000; or

•        if the ending price of the lowest performing Fund on the final calculation day is less than its threshold price:

$1,000 + ($1,000 × fund return of the lowest performing Fund on the final calculation day)

If the securities are not automatically called prior to maturity and the ending price of the lowest performing Fund on the final calculation day is less than its threshold price, you will lose more than 40%, and possibly all, of the principal amount of your securities at maturity.

Any return on the securities will be limited to the sum of your contingent coupon payments, if any.  You will not participate in any appreciation of any Fund, but you will have full downside exposure to the lowest performing Fund on the final calculation day if its ending price is less than its threshold price.

Lowest Performing Fund:	For any calculation day, the “lowest performing Fund” will be the Fund with the lowest fund return on that calculation day.
Fund Return:

For any calculation day, the “fund return” of a Fund is the percentage change from its starting price to its fund closing price on that calculation day, calculated as follows:

fund closing price on that calculation day – starting price

  starting price

Threshold Price:

With respect to the State Street® Energy Select Sector SPDR® ETF: $35.772, which is equal to 60% of its starting price

With respect to the State Street® Health Care Select Sector SPDR® ETF: $97.542, which is equal to 60% of its starting price

With respect to the State Street® Technology Select Sector SPDR® ETF: $105.528, which is equal to 60% of its starting price

Starting Price:

With respect to the State Street® Energy Select Sector SPDR® ETF: $59.62, its fund closing price on the pricing date

With respect to the State Street® Health Care Select Sector SPDR® ETF: $162.57, its fund closing price on the pricing date

With respect to the State Street® Technology Select Sector SPDR® ETF: $175.88, its fund closing price on the pricing date

Ending Price:	The “ending price” of a Fund will be its fund closing price on the final calculation day.
Fund Closing Price:	With respect to each Fund, “fund closing price” has the meaning set forth under “The Underlyings — Funds — Certain Definitions” in the accompanying product supplement. The fund closing price of each Fund is subject to adjustment through the applicable adjustment factor as described in the accompanying product supplement.
Additional Terms:	Terms used in this pricing supplement, but not defined herein, will have the meanings ascribed to them in the accompanying product supplement.
Calculation Agent:	J.P. Morgan Securities LLC (“JPMS”)
Tax Considerations:	For a discussion of the material U.S. federal income tax consequences of the ownership and disposition of the securities, see “Tax Considerations.”
Denominations:	$1,000 and any integral multiple of $1,000
CUSIP:	46661KPD4

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Health Care Select Sector SPDR® ETF and the State Street® Technology Select Sector SPDR® ETF due July 27, 2029

Fees and Commissions:

Wells Fargo Securities, LLC, which we refer to as WFS, acting as agent for JPMorgan Financial, will receive selling commissions from us of $23.25 per security. WFS has advised us that it may provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of $17.50 per security. In addition to the concession allowed to WFA, WFS has advised us that it may pay $0.75 per security of the selling commissions to WFA as a distribution expense fee for each security sold by WFA. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

In addition, in respect of certain securities sold in this offering, JPMS may pay a fee of $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

We, WFS or an affiliate may enter into swap agreements or related hedge transactions with one of our or their other affiliates or unaffiliated counterparties in connection with the sale of the securities and JPMS, WFS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “Supplemental Use of Proceeds” below and “Use of Proceeds and Hedging” in the accompanying product supplement.

1 Subject to postponement in the event of a non-trading day or a market disruption event and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to Multiple Underlyings” and “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement. For purposes of the accompanying product supplement, the calculation days are Determination Dates and the contingent coupon payment dates and the call settlement dates are Payment Dates.

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Health Care Select Sector SPDR® ETF and the State Street® Technology Select Sector SPDR® ETF due July 27, 2029

Additional Information about the Issuer, the Guarantor and the Securities

You should read this pricing supplement together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these securities are a part, and the more detailed information contained in the accompanying product supplement and the accompanying underlying supplement. This pricing supplement, together with the documents listed below, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Product supplement no. WF-1-I dated April 17, 2026: http://www.sec.gov/Archives/edgar/data/19617/000121390026045240/ea0285802-22_424b2.pdf
•	Underlying supplement no. 1-I dated April 17, 2026: http://www.sec.gov/Archives/edgar/data/19617/000121390026045209/ea0285802-11_424b2.pdf
•	Prospectus supplement and prospectus, each dated April 17, 2026: http://www.sec.gov/Archives/edgar/data/19617/000095010326005889/crt_dp245141-424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617. As used in this pricing supplement, “we,” “us” and “our” refer to JPMorgan Financial.

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Health Care Select Sector SPDR® ETF and the State Street® Technology Select Sector SPDR® ETF due July 27, 2029

The Estimated Value of the Securities

The estimated value of the securities set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the securities. The estimated value of the securities does not represent a minimum price at which JPMS would be willing to buy your securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the securities may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the securities. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. For additional information, see “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The Estimated Value of the Securities Is Derived by Reference to an Internal Funding Rate” in this pricing supplement. The value of the derivative or derivatives underlying the economic terms of the securities is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the securities is determined when the terms of the securities are set based on market conditions and other relevant factors and assumptions existing at that time. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The Estimated Value of the Securities Does Not Represent Future Values of the Securities and May Differ from Others’ Estimates” in this pricing supplement.

The estimated value of the securities is lower than the original issue price of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions paid to WFS (which WFS has advised us includes selling concessions and distribution expense fees), the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities, the estimated cost of hedging our obligations under the securities and the fees, if any, paid for third-party data analytics and/or electronic platform services. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the securities may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The Estimated Value of the Securities Is Lower Than the Original Issue Price (Price to Public) of the Securities” in this pricing supplement.

Secondary Market Prices of the Securities

For information about factors that will impact any secondary market prices of the securities, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement. In addition, we generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be approximately three months. The length of any such initial period reflects the structure of the securities, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the securities and when these costs are incurred, as determined by our affiliates. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The Value of the Securities as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May Be Higher Than the Then-Current Estimated Value of the Securities for a Limited Time Period” in this pricing supplement.

Supplemental Use of Proceeds

The securities are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the securities. See “Hypothetical Examples and Returns” in this pricing supplement for an illustration of the risk-return profile of the securities and “The State Street® Energy Select Sector SPDR® ETF,” “The State Street® Health Care Select Sector SPDR® ETF” and “The State Street® Technology Select Sector SPDR® ETF” in this pricing supplement for a description of the market exposure provided by the securities.

The original issue price of the securities is equal to the estimated value of the securities plus the selling commissions paid to WFS (which WFS has advised us includes selling concessions and distribution expense fees), plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities, plus the estimated cost of hedging our obligations under the securities, plus the fees, if any, paid for third-party data analytics and/or electronic platform services.

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Health Care Select Sector SPDR® ETF and the State Street® Technology Select Sector SPDR® ETF due July 27, 2029

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for you if all of the following statements are true:

▪	You do not seek an investment that produces fixed periodic interest or coupon payments or other non-contingent sources of current income.
▪	You seek an investment with contingent coupon payments at a rate of 9.80% per annum until the earlier of maturity or automatic call, if, and only if, the fund closing price of the lowest performing Fund on the applicable calculation day is greater than or equal to its threshold price.
▪	You do not anticipate that the fund closing price of the lowest performing Fund will be less than its threshold price on any calculation day, and you are willing and able to accept the risk that, if it is, you may receive few or no contingent coupon payments over the term of the securities.
▪	You are willing and able to accept the risk that, if the securities are not automatically called and the ending price of the lowest performing Fund on the final calculation day is less than its threshold price, you will lose more than 40%, and possibly all, of the principal amount of your securities at maturity.
▪	You are willing and able to accept the risk that the securities may be automatically called and that you may not be able to reinvest your money in an alternative investment with comparable risk and yield.
▪	You are willing and able to forgo participation in any appreciation of any Fund, and you understand that any return on your investment will be limited to the contingent coupon payments that may be payable on the securities.
▪	You understand that the return on the securities will depend solely on the performance of the lowest performing Fund on each calculation day and that you will not benefit in any way from the performance of the better performing Funds.
▪	You understand that the securities are riskier than alternative investments linked to only one of the Funds or linked to a basket composed of the Funds.
▪	You understand and are willing to accept the full downside risks of all of the Funds.
▪	You are willing and able to accept the risks associated with an investment linked to the performance of the lowest performing Fund, as explained in more detail in the “Selected Risk Considerations” section of this pricing supplement.
▪	You understand and accept that you will not be entitled to receive dividends or distributions that may be paid to holders of the Funds or the securities held by the Funds, nor will you have any voting rights or other rights with respect to the Funds or the securities held by the Funds.
▪	You do not seek an investment for which there will be an active secondary market and you are willing and able to hold the securities to maturity if the securities are not automatically called.
▪	You are willing and able to assume our and JPMorgan Chase & Co.’s credit risks for all payments on the securities.

The securities may not be an appropriate investment for you if any of the following statements are true:

▪	You seek an investment that produces fixed periodic interest or coupon payments or other non-contingent sources of current income.
▪	You seek an investment that provides for the full repayment of principal at maturity.
▪	You anticipate that the fund closing price of the lowest performing Fund will be less than its threshold price on any calculation day, and you are unwilling or unable to accept the risk that, if it is, you may receive few or no contingent coupon payments over the term of the securities.
▪	You are unwilling or unable to accept the risk that, if the securities are not automatically called and the ending price of the lowest performing Fund on the final calculation day is less than its threshold price, you will lose more than 40%, and possibly all, of the principal amount of your securities at maturity.
▪	You are unwilling or unable to accept the risk that the securities may be automatically called and that you may not be able to reinvest your money in an alternative investment with comparable risk and yield.
▪	You seek exposure to any upside performance of any Fund or you seek an investment with a return that is not limited to the contingent coupon payments that may be payable on the securities.
▪	You seek exposure to a basket composed of all of the Funds or a similar investment in which the overall return is based on a blend of the performances of the Funds, rather than solely on the lowest performing Fund.
▪	You are unwilling to accept the risk of exposure to each of the Funds.

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Health Care Select Sector SPDR® ETF and the State Street® Technology Select Sector SPDR® ETF due July 27, 2029

▪	You are unwilling or unable to accept the risks associated with an investment linked to the performance of the lowest performing Fund, as explained in more detail in the “Selected Risk Considerations” section of this pricing supplement.
▪	You seek an investment that entitles you to dividends or distributions that may be paid to holders of the Funds or the securities held by the Funds, or voting rights or other rights with respect to the Funds or the securities held by the Funds.
▪	You seek an investment for which there will be an active secondary market and/or you are unwilling or unable to hold the securities to maturity if they are not automatically called.
▪	You are unwilling or unable to assume our and JPMorgan Chase & Co.’s credit risks for all payments on the securities.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” section in this pricing supplement and the “Risk Factors” sections in the accompanying prospectus supplement and product supplement. For more information about the Funds, please see the sections titled “The State Street® Energy Select Sector SPDR® ETF,” “The State Street® Health Care Select Sector SPDR® ETF” and “The State Street® Technology Select Sector SPDR® ETF” below.

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Health Care Select Sector SPDR® ETF and the State Street® Technology Select Sector SPDR® ETF due July 27, 2029

Determining Payment on a Contingent Coupon Payment Date and at Maturity

If the securities have not been previously automatically called, on each contingent coupon payment date, you will either receive a contingent coupon payment (plus any previously unpaid contingent coupon payments) or you will not receive a contingent coupon payment, depending on the fund closing price of the lowest performing Fund on the related calculation day, as follows:

Step 1: Determine which Fund is the lowest performing Fund on the relevant calculation day. The lowest performing Fund on any calculation day is the Fund that has the lowest fund return on that calculation day, calculated for each Fund as the percentage change from its starting price to its fund closing price on that calculation day.

Step 2: Determine whether a contingent coupon payment (plus any previously unpaid contingent coupon payments) is payable on the applicable contingent coupon payment date based on the fund closing price of the lowest performing Fund on the relevant calculation day, as follows:

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Health Care Select Sector SPDR® ETF and the State Street® Technology Select Sector SPDR® ETF due July 27, 2029

On the stated maturity date, if the securities have not been automatically called prior to the stated maturity date, you will receive (in addition to the final contingent coupon payment and any previously unpaid contingent coupon payments, if due) a cash payment per security (the maturity payment amount) calculated as follows:

Step 1: Determine which Fund is the lowest performing Fund on the final calculation day. The lowest performing Fund on the final calculation day is the Fund that has the lowest fund return on that calculation day, calculated for each Fund as the percentage change from its starting price to its ending price (i.e., its fund closing price on the final calculation day).

Step 2: Calculate the maturity payment amount based on the ending price of the lowest performing Fund on the final calculation day, as follows:

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Health Care Select Sector SPDR® ETF and the State Street® Technology Select Sector SPDR® ETF due July 27, 2029

Hypothetical Payout Profile

The following profile illustrates the potential maturity payment amount on the securities (excluding the final contingent coupon payment and any previously unpaid contingent coupon payments, if due) for a range of hypothetical performances of the lowest performing Fund on the final calculation day from its starting price to its ending price, assuming the securities have not been automatically called prior to the stated maturity date. As this profile illustrates, in no event will you have a positive rate of return based solely on the maturity payment amount received at maturity; any positive return will be based solely on the contingent coupon payments, if any, received during the term of the securities. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual ending price of the lowest performing Fund on the final calculation day and whether you hold your securities to stated maturity. The performance of the better performing Funds is not relevant to your return on the securities.

Hypothetical Security Return
Fund Return of Lowest Performing Fund
Security Return at Maturity
60%
40%
20%
0%
-20%
-40%
-60%
-80%
-100%
40% contingent downside
-40%
-100%
-80%
-60%
-40%
-20%
0%
20%
40%
60%
Hypothetical Percentage Change in the Fund Closing Price of Lowest Performing Fund from Pricing Date to Final Calculation Day

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Health Care Select Sector SPDR® ETF and the State Street® Technology Select Sector SPDR® ETF due July 27, 2029

Selected Risk Considerations

An investment in the securities involves significant risks. Investing in the securities is not equivalent to investing directly in any or all of the Funds or their components. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of risks relating to the securities generally in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement. You should not purchase the securities unless you understand and can bear the risks of investing in the securities.

Risks Relating to the Securities Generally

•	If the Securities Are Not Automatically Called and the Ending Price of the Lowest Performing Fund on the Final Calculation Day Is Less Than Its Threshold Price, You Will Lose More Than 40%, and Possibly All, of the Principal Amount of Your Securities at Maturity — The securities do not guarantee the full return of principal. If the securities are not automatically called, the return on the securities at maturity is linked to the performance of the lowest performing Fund on the final calculation day and will depend on whether, and the extent to which, that Fund has depreciated. If the ending price of the lowest performing Fund on the final calculation day is less than its threshold price, you will lose 1% of the principal amount of the securities for every 1% that its ending price is less than its starting price. Accordingly, under these circumstances, you will lose more than 40%, and possibly all, of your principal amount at maturity.
•	The Securities Do Not Guarantee the Payment of Interest and May Not Pay Any Interest at All — If the securities have not been automatically called, we will make a contingent coupon payment (plus any previously unpaid contingent coupon payments, without interest on amounts previously unpaid) on a contingent coupon payment date if, and only if, the fund closing price of the lowest performing Fund on the related calculation day is greater than or equal to its threshold price. If the fund closing price of the lowest performing Fund on a calculation day is less than its threshold price, no contingent coupon payment will be made on the related contingent coupon payment date. Accordingly, if the fund closing price of the lowest performing Fund on each calculation day is less than its threshold price, you will not receive any contingent coupon payments over the term of the securities.
•	The Potential Return on the Securities Is Limited to the Sum of Any Contingent Coupon Payments and You Will Not Participate in Any Appreciation of Any Fund — The potential return on the securities is limited to the sum of any contingent coupon payments that may be paid over the term of the securities, regardless of any appreciation of any Fund, which may be significant. You will not participate in any appreciation of any Fund. Therefore, your return on the securities may be lower than the return on a direct investment in the Funds.
•	You Will Be Subject to Reinvestment Risk — If your securities are automatically called early, the term of the securities may be reduced to as short as approximately six months. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to maturity. Even in cases where the securities are called before maturity, you are not entitled to any fees and commissions described on the front cover of this pricing supplement.
•	The Securities Are Subject to the Credit Risks of JPMorgan Financial and JPMorgan Chase & Co. — Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the securities. Any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads, as determined by the market for taking that credit risk, is likely to adversely affect the value of the securities. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment.
•	As a Finance Subsidiary, JPMorgan Financial Has No Independent Activities and Has Limited Assets — As a finance subsidiary of JPMorgan Chase & Co., we have no independent activities beyond the issuance and administration of our securities and the collection of intercompany obligations. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of JPMorgan Chase & Co. to make payments under loans made by us to JPMorgan Chase & Co. or under other intercompany agreements. As a result, we are dependent upon payments from JPMorgan Chase & Co. to meet our obligations under the securities. We are not an operating subsidiary of JPMorgan Chase & Co. and in a bankruptcy or resolution of JPMorgan Chase & Co. we are not expected to have sufficient resources to meet our obligations in respect of the securities as they come due. If JPMorgan Chase & Co. does not make payments to us and we are unable to make payments on the securities, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co. For more information, see “Risk Factors — Holders of securities issued by JPMorgan Financial may be subject to losses if JPMorgan Chase & Co. were to enter into a resolution” in the accompanying prospectus supplement.
•	You Are Exposed to the Risk of Decline in the Price of Each Fund — Payments on the securities are not linked to a basket composed of the Funds and are contingent upon the performance of each individual Fund. Poor performance by any of the Funds over the term of the securities may result in the securities not being automatically called on a call settlement date, may negatively affect whether you will receive a contingent coupon payment on any contingent coupon payment date and may negatively affect

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Health Care Select Sector SPDR® ETF and the State Street® Technology Select Sector SPDR® ETF due July 27, 2029

your maturity payment amount and will not be offset or mitigated by positive performance by the other Funds. Any payment on the securities will be determined by the lowest performing Fund on the relevant calculation day.

•	Your Maturity Payment Amount Will Be Determined by the Lowest Performing Fund — Because, if the securities have not been automatically called, the maturity payment amount will be determined based on the performance of the lowest performing Fund on the final calculation day, you will not benefit from the performance of the other Funds. Accordingly, if the ending price of any Fund is less than its threshold price, you will lose a significant portion or all of your principal amount at maturity, even if the ending price of each of the other Funds is greater than or equal to its starting price.
•	You Will Be Subject to Risks Resulting from the Relationship Among the Funds — It is preferable from your perspective for the Funds to be correlated with each other so that their prices will tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the Funds will not exhibit this relationship. The less correlated the Funds, the more likely it is that one of the Funds will be performing poorly at any time over the term of the securities. All that is necessary for the securities to perform poorly is for one of the Funds to perform poorly; the performance of the better performing Funds is not relevant to your return on the securities. It is impossible to predict what the relationship among the Funds will be over the term of the securities.
•	Higher Contingent Coupon Rates Are Associated with Greater Risk — The securities offer contingent coupon payments at a higher rate, if paid, than the fixed rate we would pay on conventional debt securities of the same maturity. These higher potential contingent coupon payments are associated with greater levels of expected risk as of the pricing date as compared to conventional debt securities, including the risk that you may not receive a contingent coupon payment on one or more, or any, contingent coupon payment dates and the risk that you may lose a significant portion, and possibly all, of the principal amount per security at maturity. The volatility of the Funds and the correlation among the Funds are important factors affecting this risk. Volatility is a measure of the degree of variation in the price of each Fund over a period of time. Volatility can be measured in a variety of ways, including on a historical basis or on an expected basis as implied by option prices in the market. The correlation of a pair of Funds represents a statistical measurement of the degree to which the returns of those Funds are similar to each other over a given period in terms of timing and direction. Greater expected volatility of the Funds or lower correlation among the Funds as of the pricing date may result in a higher contingent coupon rate, but it also represents a greater expected likelihood as of the pricing date that the fund closing price of at least one Fund will be less than its threshold price on one or more calculation days, such that you will not receive one or more, or any, contingent coupon payments during the term of the securities, and that the ending price of at least one Fund will be less than its threshold price such that you will lose a significant portion, and possibly all, of the principal amount per security at maturity. In general, the higher the contingent coupon rate is relative to the fixed rate we would pay on conventional debt securities, the greater the expected risk that you will not receive one or more, or any, contingent coupon payments during the term of the securities and that you will lose a significant portion, and possibly all, of the principal amount per security at maturity.
•	The Benefit Provided by the Threshold Price May Terminate on the Final Calculation Day — If the ending price of any Fund is less than its threshold price and the securities have not been automatically called, the benefit provided by the threshold price will terminate and you will be fully exposed to any depreciation of the lowest performing Fund on the final calculation day.
•	No Dividend Payments or Voting or Other Rights — As a holder of the securities, you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of the Funds or the securities held by the Funds would have.
•	Lack of Liquidity — The securities will not be listed on any securities exchange. Accordingly, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which JPMS or WFS is willing to buy the securities. You may not be able to sell your securities. The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity.
•	The U.S. Federal Tax Consequences of the Securities Are Uncertain, and May Be Adverse to a Holder of the Securities — See “Tax Considerations” below and “Risk Factors — The U.S. federal income tax consequences of an investment in certain program securities are uncertain” in the accompanying prospectus supplement.

Risks Relating to Conflicts of Interest

•	Potential Conflicts — We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and hedging our obligations under the securities and making the assumptions used to determine the pricing of the securities and the estimated value of the securities when the terms of the securities are set, which we refer to as the estimated value of the securities. In performing these duties, our and JPMorgan Chase & Co.’s economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. In addition, our and JPMorgan Chase & Co.’s business activities, including hedging and trading activities, could cause our and JPMorgan Chase & Co.’s economic interests to be adverse to yours and could adversely affect any payment on the securities

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Health Care Select Sector SPDR® ETF and the State Street® Technology Select Sector SPDR® ETF due July 27, 2029

and the value of the securities. It is possible that hedging or trading activities of ours or our affiliates in connection with the securities could result in substantial returns for us or our affiliates while the value of the securities declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement for additional information about these risks.

Risks Relating to the Estimated Value and Secondary Market Prices of the Securities

•	The Estimated Value of the Securities Is Lower Than the Original Issue Price (Price to Public) of the Securities — The estimated value of the securities is only an estimate determined by reference to several factors. The original issue price of the securities exceeds the estimated value of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities, the estimated cost of hedging our obligations under the securities and the fees, if any, paid for third-party data analytics and/or electronic platform services. See “The Estimated Value of the Securities” in this pricing supplement.
•	The Estimated Value of the Securities Does Not Represent Future Values of the Securities and May Differ from Others’ Estimates — The estimated value of the securities is determined by reference to internal pricing models of our affiliates when the terms of the securities are set. This estimated value of the securities is based on market conditions and other relevant factors existing at that time and assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the securities that are greater than or less than the estimated value of the securities. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the securities could change significantly based on, among other things, changes in market conditions, our or JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy securities from you in secondary market transactions. See “The Estimated Value of the Securities” in this pricing supplement.
•	The Estimated Value of the Securities Is Derived by Reference to an Internal Funding Rate — The internal funding rate used in the determination of the estimated value of the securities may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the securities. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. See “The Estimated Value of the Securities” in this pricing supplement.
•	The Value of the Securities as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May Be Higher Than the Then-Current Estimated Value of the Securities for a Limited Time Period — We generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, projected hedging profits, if any, and, in some circumstances, estimated hedging costs, our internal secondary market funding rates for structured debt issuances and the fees paid for third-party data analytics and/or electronic platform services. See “Secondary Market Prices of the Securities” in this pricing supplement for additional information relating to this initial period. Accordingly, the estimated value of your securities during this initial period may be lower than the value of the securities as published by JPMS (and which may be shown on your customer account statements).
•	Secondary Market Prices of the Securities Will Likely Be Lower Than the Original Issue Price of the Securities — Any secondary market prices of the securities will likely be lower than the original issue price of the securities because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, projected hedging profits, if any, estimated hedging costs and fees, if any, paid for third-party data analytics and/or electronic platform services that are included in the original issue price of the securities. As a result, the price, if any, at which JPMS will be willing to buy securities from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Furthermore, if you sell your securities, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount and/or fees for use of an electronic platform to facilitate secondary market activity. Any sale by you prior to the stated maturity date could result in a substantial loss to you. See the immediately following risk consideration for information about additional factors that will impact any secondary market prices of the securities.

The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity. See “— Risks Relating to the Securities Generally — Lack of Liquidity” above.

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Health Care Select Sector SPDR® ETF and the State Street® Technology Select Sector SPDR® ETF due July 27, 2029

•	Many Economic and Market Factors Will Impact the Value of the Securities — As described under “The Estimated Value of the Securities” in this pricing supplement, the securities can be thought of as securities that combine a fixed-income debt component with one or more derivatives. As a result, the factors that influence the values of fixed-income debt and derivative instruments will also influence the terms of the securities at issuance and their value in the secondary market. Accordingly, the secondary market price of the securities during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, projected hedging profits, if any, estimated hedging costs and the prices of the Funds, including:
•	any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads;
•	customary bid-ask spreads for similarly sized trades;
•	our internal secondary market funding rates for structured debt issuances;
•	the actual and expected volatility of the Funds;
•	the time to maturity of the securities;
•	the dividend rates on the Funds and the equity securities held by the Funds;
•	the actual and expected positive or negative correlation among the Funds, or the actual or expected absence of any such correlation;
•	the occurrence of certain events affecting a Fund that may or may not require an adjustment to the adjustment factor of that Fund;
•	interest and yield rates in the market generally; and
•	a variety of other economic, financial, political, regulatory and judicial events.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the securities, which may also be reflected on customer account statements.  This price may be different (higher or lower) than the price of the securities, if any, at which JPMS may be willing to purchase your securities in the secondary market.

Risks Relating to the Funds

•	There Are Risks Associated with the Funds — Although shares of the Funds are listed for trading on a securities exchange and a number of similar products have been trading on a securities exchange for varying periods of time, there is no assurance that an active trading market will continue for the shares of the Funds or that there will be liquidity in the trading market. The Funds are subject to management risk, which is the risk that the investment strategies of the applicable Fund’s investment adviser, the implementation of which is subject to a number of constraints, may not produce the intended results. These constraints could adversely affect the market prices of the shares of the Funds and, consequently, the value of the securities.
•	The Performance and Market Value of Each Fund, Particularly During Periods of Market Volatility, May Not Correlate with the Performance of that Fund’s Fund Underlying Index As Well As the Net Asset Value Per Share — Each Fund does not fully replicate its fund underlying index and may hold securities different from those included in its fund underlying index. In addition, the performance of each Fund will reflect additional transaction costs and fees that are not included in the calculation of its fund underlying index. All of these factors may lead to a lack of correlation between the performance of each Fund and its fund underlying index. In addition, corporate actions with respect to the equity securities underlying a Fund (such as mergers and spin-offs) may impact the variance between the performances of that Fund and its fund underlying index. Finally, because the shares of each Fund are traded on a securities exchange and are subject to market supply and investor demand, the market value of one share of each Fund may differ from the net asset value per share of that Fund.

During periods of market volatility, securities held by each Fund may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of that Fund and the liquidity of that Fund may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares of a Fund. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares of a Fund. As a result, under these circumstances, the market value of shares of a Fund may vary substantially from the net asset value per share of that Fund. For all of the foregoing reasons, the performance of each Fund may not correlate with the performance of its fund underlying index as well as the net asset value per share of that Fund, which could materially and adversely affect the value of the securities in the secondary market and/or reduce any payment on the securities.

•	The Securities Are Subject to Risks Associated with the Energy Sector with Respect to the State Street® Energy Select Sector SPDR® ETF — All or substantially all of the equity securities held by the State Street® Energy Select Sector SPDR® ETF are issued by companies whose primary line of business is directly associated with the energy sector. As a result, the value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this sector than a different investment linked to securities of a more broadly diversified group of issuers. Issuers in energy-related industries can be significantly affected by fluctuations in energy prices and supply and demand of energy

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Health Care Select Sector SPDR® ETF and the State Street® Technology Select Sector SPDR® ETF due July 27, 2029

fuels. Markets for various energy-related commodities can have significant volatility and are subject to control or manipulation by large producers or purchasers. Companies in the energy sector may need to make substantial expenditures, and to incur significant amounts of debt, in order to maintain or expand their reserves. Oil and gas exploration and production can be significantly affected by natural disasters as well as changes in exchange rates, interest rates, government regulation, world events and economic conditions. These companies may be at risk for environmental damage claims. These factors could affect the energy sector and could affect the value of the equity securities held by the State Street® Energy Select Sector SPDR® ETF and the price of the State Street® Energy Select Sector SPDR® ETF during the term of the securities, which may adversely affect the value of your securities.

•	The Securities Are Subject to Risks Associated with the Health Care Sector with Respect to the State Street® Health Care Select Sector SPDR® ETF — All or substantially all of the equity securities held by the State Street® Health Care Select Sector SPDR® ETF are issued by companies whose primary line of business is directly associated with the health care sector. As a result, the value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this sector than a different investment linked to securities of a more broadly diversified group of issuers. Companies in the health care sector are subject to extensive government regulation and their profitability can be significantly affected by restrictions on government reimbursement for medical expenses, rising costs of medical products and services, pricing pressure (including price discounting), limited product lines and an increased emphasis on the delivery of healthcare through outpatient services. Companies in the health care sector are heavily dependent on obtaining and defending patents, which may be time consuming and costly, and the expiration of patents may also adversely affect the profitability of these companies. Health care companies are also subject to extensive litigation based on product liability and similar claims. In addition, their products can become obsolete due to industry innovation, changes in technologies or other market developments. Many new products in the health care sector require significant research and development and may be subject to regulatory approvals, all of which may be time consuming and costly with no guarantee that any product will come to market. These factors could affect the health care sector and could affect the value of the equity securities held by the State Street® Health Care Select Sector SPDR® ETF and the price of the State Street® Health Care Select Sector SPDR® ETF during the term of the securities, which may adversely affect the value of your securities.
•	The Securities Are Subject to Risks Associated with the Technology Sector with Respect to the State Street® Technology Select Sector SPDR® ETF — All or substantially all of the equity securities held by the State Street® Technology Select Sector SPDR® ETF are issued by companies whose primary line of business is directly associated with the technology sector. As a result, the value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this sector than a different investment linked to securities of a more broadly diversified group of issuers. The value of stocks of technology companies and companies that rely heavily on technology is particularly vulnerable to rapid changes in technology product cycles, rapid product obsolescence, government regulation and competition, both domestically and internationally, including competition from foreign competitors with lower production costs. Stocks of technology companies and companies that rely heavily on technology, especially those of smaller, less-seasoned companies, tend to be more volatile than the overall market. Technology companies are heavily dependent on patent and intellectual property rights, the loss or impairment of which may adversely affect profitability. Additionally, companies in the technology sector may face dramatic and often unpredictable changes in growth rates and competition for the services of qualified personnel. These factors could affect the technology sector and could affect the value of the equity securities held by the State Street® Technology Select Sector SPDR® ETF and the price of the State Street® Technology Select Sector SPDR® ETF during the term of the securities, which may adversely affect the value of your securities.
•	The Anti-Dilution Protection Is Limited and May Be Discretionary — The calculation agent will, in its sole discretion, adjust the adjustment factor, which will be set initially at 1.0, of a Fund for certain events affecting that Fund, such as stock splits. However, the calculation agent is not required to make an adjustment for every event that can affect a Fund. If such a dilution event occurs and the calculation agent is not required to make an adjustment, the value of the securities may be materially and adversely affected. You should also be aware that the calculation agent may make adjustments in response to events that are not described in the accompanying product supplement to account for any dilutive or concentrative effect, but the calculation agent is under no obligation to do so.
•	Any Payment on the Securities Will Depend upon the Performance of Each Fund and Therefore the Securities Are Subject to the Following Risks, Each as Discussed in More Detail in the Accompanying Product Supplement.
•	You Will Have No Ownership Rights in the Funds or Any of the Securities Held by the Funds. Investing in the securities is not equivalent to investing directly in any or all of the Funds or any of the securities held by the Funds or exchange-traded or over-the-counter instruments based on any of the foregoing. As an investor in the securities, you will not have any ownership interests or rights in any of the foregoing.
•	Historical Prices of a Fund Should Not Be Taken as an Indication of the Future Performance of that Fund During the Term of the Securities.
•	The Policies of the Investment Adviser for a Fund, and the Sponsor of Its Fund Underlying Index, Could Affect the Value of, and Any Amount Payable on, the Securities.

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Health Care Select Sector SPDR® ETF and the State Street® Technology Select Sector SPDR® ETF due July 27, 2029

•	We Cannot Control Actions by Any of the Unaffiliated Companies Whose Securities Are Held by a Fund.

•	We and Our Affiliates Have No Affiliation with the Sponsor of Each Fund and Have Not Independently Verified Its Public Disclosure of Information.

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Health Care Select Sector SPDR® ETF and the State Street® Technology Select Sector SPDR® ETF due July 27, 2029

Hypothetical Returns

If the securities are automatically called:

If the securities are automatically called prior to stated maturity, you will receive the principal amount of your securities plus a final contingent coupon payment and any previously unpaid contingent coupon payments on the call settlement date. In the event the securities are automatically called, your total return on the securities will equal any contingent coupon payments received prior to the call settlement date and the contingent coupon payment(s) received on the call settlement date.

If the securities are not automatically called:

If the securities are not automatically called prior to stated maturity, the following table illustrates, for a range of hypothetical fund returns of the lowest performing Fund on the final calculation day, the hypothetical maturity payment amount payable at stated maturity per security (excluding the final contingent coupon payment and any previously unpaid contingent coupon payments, if due).

Hypothetical fund return of lowest performing Fund on final calculation day	Hypothetical maturity payment amount per security
75.00%	$1,000.00
60.00%	$1,000.00
50.00%	$1,000.00
40.00%	$1,000.00
30.00%	$1,000.00
20.00%	$1,000.00
10.00%	$1,000.00
0.00%	$1,000.00
-10.00%	$1,000.00
-20.00%	$1,000.00
-30.00%	$1,000.00
-40.00%	$1,000.00
-41.00%	$590.00
-50.00%	$500.00
-60.00%	$400.00
-75.00%	$250.00
-90.00%	$100.00
-100.00%	$0.00

The above figures do not take into account contingent coupon payments, if any, received during the term of the securities. As evidenced above, in no event will you have a positive rate of return based solely on the maturity payment amount received at maturity; any positive return will be based solely on the contingent coupon payments, if any, received during the term of the securities.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. If the securities are not automatically called prior to stated maturity, the actual amount you will receive at stated maturity will depend on the actual ending price of the lowest performing Fund on the final calculation day. The performance of the better performing Funds is not relevant to your return on the securities.

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Health Care Select Sector SPDR® ETF and the State Street® Technology Select Sector SPDR® ETF due July 27, 2029

Hypothetical Contingent Coupon Payments

Set forth below are examples that illustrate how to determine whether a contingent coupon payment will be paid (and whether any previously unpaid contingent coupon payments will be paid) and whether the securities will be automatically called, if applicable, on a contingent coupon payment date prior to the stated maturity date. The following examples assume that the securities are subject to automatic call on the applicable calculation day. The securities will not be subject to automatic call until the second calculation day, which is approximately six months after the issue date. The following examples reflect the contingent coupon rate of 9.80% per annum and assume the hypothetical starting price, threshold price and fund closing prices for each Fund indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual starting price, threshold price or fund closing prices. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

The hypothetical starting price of $100.00 for each Fund has been chosen for illustrative purposes only and does not represent the actual starting price for any Fund. The actual starting price for each Fund is the fund closing price of that Fund on the pricing date and is specified under “Terms of the Securities — Starting Price” in this pricing supplement. For historical data regarding the actual closing prices of the Funds, please see the historical information set forth under “The State Street® Energy Select Sector SPDR® ETF,” “The State Street® Health Care Select Sector SPDR® ETF” and “The State Street® Technology Select Sector SPDR® ETF” in this pricing supplement.

Example 1 –Hypothetical Calculation Day #1. The hypothetical fund closing price of the lowest performing Fund on hypothetical calculation day #1 is greater than its hypothetical threshold price and less than its hypothetical starting price. As a result, investors receive a contingent coupon payment on the applicable contingent coupon payment date and the securities are not automatically called.

	The State Street® Energy Select Sector SPDR® ETF	The State Street® Health Care Select Sector SPDR® ETF	The State Street® Technology Select Sector SPDR® ETF
Hypothetical starting price:	$100.00	$100.00	$100.00
Hypothetical fund closing price on hypothetical calculation day #1:	$95.00	$115.00	$90.00
Hypothetical threshold price:	$60.00	$60.00	$60.00
Hypothetical fund return (fund closing price on hypothetical calculation day #1 – starting price) / starting price:	-5.00%	15.00%	-10.00%

Step 1: Determine which Fund is the lowest performing Fund on hypothetical calculation day #1.

In this example, the State Street® Technology Select Sector SPDR® ETF has the lowest fund return and is, therefore, the lowest performing Fund on hypothetical calculation day #1.

Step 2: Determine whether a contingent coupon payment will be payable and whether the securities will be automatically called on the applicable contingent coupon payment date.

Since the hypothetical fund closing price of the lowest performing Fund on hypothetical calculation day #1 is greater than its hypothetical threshold price, but less than its hypothetical starting price, you would receive a contingent coupon payment on the applicable contingent coupon payment date and the securities would not be automatically called. The contingent coupon payment would be equal to $24.50 per security, determined as follows: (i) $1,000 multiplied by 9.80% per annum divided by (ii) 4, rounded to the nearest cent.

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Health Care Select Sector SPDR® ETF and the State Street® Technology Select Sector SPDR® ETF due July 27, 2029

Example 2 – Hypothetical Calculation Day #2. The hypothetical fund closing price of the lowest performing Fund on hypothetical calculation day #2 is less than its hypothetical threshold price. As a result, investors do not receive a contingent coupon payment on the applicable contingent coupon payment date and the securities are not automatically called.

	The State Street® Energy Select Sector SPDR® ETF	The State Street® Health Care Select Sector SPDR® ETF	The State Street® Technology Select Sector SPDR® ETF
Hypothetical starting price:	$100.00	$100.00	$100.00
Hypothetical fund closing price on hypothetical calculation day #2:	$125.00	$55.00	$105.00
Hypothetical threshold price:	$60.00	$60.00	$60.00
Hypothetical fund return (fund closing price on hypothetical calculation day #2 – starting price) / starting price:	25.00%	-45.00%	5.00%

Step 1: Determine which Fund is the lowest performing Fund on hypothetical calculation day #2.

In this example, the State Street® Health Care Select Sector SPDR® ETF has the lowest fund return and is, therefore, the lowest performing Fund on hypothetical calculation day #2.

Step 2: Determine whether a contingent coupon payment will be payable and whether the securities will be automatically called on the applicable contingent coupon payment date.

The securities would not be automatically called, even though the hypothetical fund closing prices of the better performing Funds are greater than their hypothetical starting prices. In addition, since the hypothetical fund closing price of the lowest performing Fund on hypothetical calculation day #2 is less than its hypothetical threshold price, you would not receive a contingent coupon payment on the applicable contingent coupon payment date. As this example illustrates, whether you receive a contingent coupon payment and whether the securities are automatically called on a contingent coupon payment date will depend solely on the fund closing price of the lowest performing Fund on the relevant calculation day. The performance of the better performing Funds is not relevant to your return on the securities.

Example 3 – Hypothetical Calculation Day #3. The hypothetical fund closing price of the lowest performing Fund on hypothetical calculation day #3 is greater than its hypothetical starting price. As a result, the securities are automatically called on the applicable contingent coupon payment date for the principal amount plus a final contingent coupon payment (plus the previously unpaid contingent coupon payment).

	The State Street® Energy Select Sector SPDR® ETF	The State Street® Health Care Select Sector SPDR® ETF	The State Street® Technology Select Sector SPDR® ETF
Hypothetical starting price:	$100.00	$100.00	$100.00
Hypothetical fund closing price on hypothetical calculation day #3:	$105.00	$115.00	$130.00
Hypothetical threshold price:	$60.00	$60.00	$60.00
Hypothetical fund return (fund closing price on hypothetical calculation day #3 – starting price) / starting price:	5.00%	15.00%	30.00%

Step 1: Determine which Fund is the lowest performing Fund on hypothetical calculation day #3.

In this example, the State Street® Energy Select Sector SPDR® ETF has the lowest fund return and is, therefore, the lowest performing Fund on hypothetical calculation day #3.

Step 2: Determine whether a contingent coupon payment will be payable and whether the securities will be automatically called on the applicable contingent coupon payment date.

Since the hypothetical fund closing price of the lowest performing Fund on hypothetical calculation day #3 is greater than its hypothetical starting price, the securities would be automatically called and you would receive the principal amount plus a final contingent coupon payment. Because no contingent coupon payment was received in connection with hypothetical calculation day #2, you would also receive the previously unpaid contingent coupon payment on the applicable contingent coupon payment date, which is also referred to as the call settlement date. On the call settlement date, you would receive $1,049.00 per security. You will not receive any further payments after the call settlement date.

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Health Care Select Sector SPDR® ETF and the State Street® Technology Select Sector SPDR® ETF due July 27, 2029

Hypothetical Payment at Stated Maturity

Set forth below are examples of calculations of the maturity payment amount payable at stated maturity, assuming that the securities have not been automatically called prior to stated maturity and assuming the hypothetical starting price, threshold price and ending prices for each Fund indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual starting price, threshold price or ending price. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

The hypothetical starting price of $100.00 for each Fund has been chosen for illustrative purposes only and does not represent the actual starting price for any Fund. The actual starting price for each Fund is the fund closing price of that Fund on the pricing date and is specified under “Terms of the Securities — Starting Price” in this pricing supplement. For historical data regarding the actual closing prices of the Funds, please see the historical information set forth under “The State Street® Energy Select Sector SPDR® ETF,” “The State Street® Health Care Select Sector SPDR® ETF” and “The State Street® Technology Select Sector SPDR® ETF” in this pricing supplement.

Example 1. The hypothetical ending price of the lowest performing Fund on the final calculation day is greater than its hypothetical starting price, the maturity payment amount is equal to the principal amount of your securities at maturity and you receive a final contingent coupon payment (plus any previously unpaid contingent coupon payments).

	The State Street® Energy Select Sector SPDR® ETF	The State Street® Health Care Select Sector SPDR® ETF	The State Street® Technology Select Sector SPDR® ETF
Hypothetical starting price:	$100.00	$100.00	$100.00
Hypothetical ending price:	$135.00	$145.00	$125.00
Hypothetical threshold price:	$60.00	$60.00	$60.00
Hypothetical fund return (ending price – starting price) / starting price:	35.00%	45.00%	25.00%

Step 1: Determine which Fund is the lowest performing Fund on the final calculation day.

In this example, the State Street® Technology Select Sector SPDR® ETF has the lowest fund return and is, therefore, the lowest performing Fund on the final calculation day.

Step 2: Determine the maturity payment amount based on the hypothetical ending price of the lowest performing Fund on the final calculation day.

Since the hypothetical ending price of the lowest performing Fund on the final calculation day is greater than its hypothetical threshold price, the maturity payment amount would equal the principal amount. Although the hypothetical ending price of the lowest performing Fund on the final calculation day is significantly greater than its hypothetical starting price in this scenario, the maturity payment amount will not exceed the principal amount.

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date, you would receive $1,000 per security as well as a final contingent coupon payment (plus any previously unpaid contingent coupon payments) because the hypothetical ending price of the lowest performing Fund on the final calculation day is greater than its hypothetical threshold price.

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Health Care Select Sector SPDR® ETF and the State Street® Technology Select Sector SPDR® ETF due July 27, 2029

Example 2. The hypothetical ending price of the lowest performing Fund on the final calculation day is less than its hypothetical starting price but greater than its hypothetical threshold price, the maturity payment amount is equal to the principal amount of your securities at maturity and you receive a final contingent coupon payment (plus any previously unpaid contingent coupon payments).

	The State Street® Energy Select Sector SPDR® ETF	The State Street® Health Care Select Sector SPDR® ETF	The State Street® Technology Select Sector SPDR® ETF
Hypothetical starting price:	$100.00	$100.00	$100.00
Hypothetical ending price:	$115.00	$90.00	$110.00
Hypothetical threshold price:	$60.00	$60.00	$60.00
Hypothetical fund return (ending price – starting price) / starting price:	15.00%	-10.00%	10.00%

Step 1: Determine which Fund is the lowest performing Fund on the final calculation day.

In this example, the State Street® Health Care Select Sector SPDR® ETF has the lowest fund return and is, therefore, the lowest performing Fund on the final calculation day.

Step 2: Determine the maturity payment amount based on the hypothetical ending price of the lowest performing Fund on the final calculation day.

Since the hypothetical ending price of the lowest performing Fund on the final calculation day is greater than its hypothetical threshold price, you would be repaid the principal amount of your securities at maturity.

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date, you would receive $1,000 per security as well as a final contingent coupon payment (plus any previously unpaid contingent coupon payments) because the hypothetical ending price of the lowest performing Fund on the final calculation day is greater than its hypothetical threshold price.

Example 3. The hypothetical ending price of the lowest performing Fund on the final calculation day is less than its hypothetical threshold price, the maturity payment amount is less than the principal amount of your securities at maturity and you do not receive a final contingent coupon payment or any previously unpaid contingent coupon payments.

	The State Street® Energy Select Sector SPDR® ETF	The State Street® Health Care Select Sector SPDR® ETF	The State Street® Technology Select Sector SPDR® ETF
Hypothetical starting price:	$100.00	$100.00	$100.00
Hypothetical ending price:	$40.00	$120.00	$90.00
Hypothetical threshold price:	$60.00	$60.00	$60.00
Hypothetical fund return (ending price – starting price) / starting price:	-60.00%	20.00%	-10.00%

Step 1: Determine which Fund is the lowest performing Fund on the final calculation day.

In this example, the State Street® Energy Select Sector SPDR® ETF has the lowest fund return and is, therefore, the lowest performing Fund on the final calculation day.

Step 2: Determine the maturity payment amount based on the hypothetical ending price of the lowest performing Fund on the final calculation day.

Since the hypothetical ending price of the lowest performing Fund on the final calculation day is less than its hypothetical threshold price, you would lose a portion of the principal amount of your securities and receive the maturity payment amount equal to $400.00 per security, calculated as follows:

= $1,000 + ($1,000 × fund return of the lowest performing Fund on the final calculation day)

= $1,000 + ($1,000 × -60.00%)

= $400.00

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Health Care Select Sector SPDR® ETF and the State Street® Technology Select Sector SPDR® ETF due July 27, 2029

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $400.00 per security but no final contingent coupon payment or any previously unpaid contingent coupon payments.

These examples illustrate that you will not participate in any appreciation of any Fund, but will be fully exposed to a decrease in the lowest performing Fund on the final calculation day if its ending price is less than its threshold price, even if the ending prices of the other Funds have appreciated or have not declined below their respective threshold prices.

To the extent that the starting price, threshold price and ending price of the lowest performing Fund differ from the values assumed above, the results indicated above would be different.

The hypothetical returns and hypothetical payments on the securities shown above apply only if you hold the securities for their entire term or until automatically called. These hypotheticals do not reflect the fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Health Care Select Sector SPDR® ETF and the State Street® Technology Select Sector SPDR® ETF due July 27, 2029

The State Street® Energy Select Sector SPDR® ETF

The State Street® Energy Select Sector SPDR® ETF is an exchange-traded fund of the Select Sector SPDR® Trust, a registered investment company, that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the Energy Select Sector Index, which we refer to as the fund underlying index respect to the State Street® Energy Select Sector SPDR® ETF. The Energy Select Sector Index is a capped modified market capitalization-weighted index that measures the performance of the GICS® energy sector of the S&P 500® Index, which currently includes companies in the following industries: energy equipment and services; and oil, gas and consumable fuels. For additional information about the State Street® Energy Select Sector SPDR® ETF, see “Fund Descriptions — The State Street® Select Sector SPDR® ETFs” in the accompanying underlying supplement.

Historical Information

The following graph sets forth the historical performance of the State Street® Energy Select Sector SPDR® ETF based on the daily historical closing prices of the State Street® Energy Select Sector SPDR® ETF from January 4, 2021 through July 24, 2026. The closing price of the State Street® Energy Select Sector SPDR® ETF on July 24, 2026 was $59.62. We obtained the closing prices above and below from the Bloomberg Professional® service (“Bloomberg”), without independent verification. The closing prices above and below may have been adjusted by Bloomberg for actions taken by the State Street® Energy Select Sector SPDR® ETF, such as stock splits.

The historical closing prices of the State Street® Energy Select Sector SPDR® ETF should not be taken as an indication of future performance, and no assurance can be given as to the fund closing price of the State Street® Energy Select Sector SPDR® ETF on any calculation day.  There can be no assurance that the performance of the State Street® Energy Select Sector SPDR® ETF will result in the return of any of your principal amount or the payment of any interest.

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Health Care Select Sector SPDR® ETF and the State Street® Technology Select Sector SPDR® ETF due July 27, 2029

The State Street® Health Care Select Sector SPDR® ETF

The State Street® Health Care Select Sector SPDR® ETF is an exchange-traded fund of the Select Sector SPDR® Trust, a registered investment company, that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the Health Care Select Sector Index, which we refer to as the fund underlying index with respect to the State Street® Health Care Select Sector SPDR® ETF. The Health Care Select Sector Index is a capped modified market capitalization-weighted index that measures the performance of the GICS® health care sector of the S&P 500® Index, which currently includes companies in the following industries: health care equipment and supplies; health care providers and services; health care technology; biotechnology; pharmaceuticals; and life sciences tools and services. For additional information about the State Street® Health Care Select Sector SPDR® ETF, see “Fund Descriptions — The State Street® Select Sector SPDR® ETFs” in the accompanying underlying supplement.

Historical Information

The following graph sets forth the historical performance of the State Street® Health Care Select Sector SPDR® ETF based on the daily historical closing prices of the State Street® Health Care Select Sector SPDR® ETF from January 4, 2021 through July 24, 2026. The closing price of the State Street® Health Care Select Sector SPDR® ETF on July 24, 2026 was $162.57. We obtained the closing prices above and below from Bloomberg, without independent verification. The closing prices above and below may have been adjusted by Bloomberg for actions taken by the State Street® Health Care Select Sector SPDR® ETF, such as stock splits.

The historical closing prices of the State Street® Health Care Select Sector SPDR® ETF should not be taken as an indication of future performance, and no assurance can be given as to the fund closing price of the State Street® Health Care Select Sector SPDR® ETF on any calculation day.  There can be no assurance that the performance of the State Street® Health Care Select Sector SPDR® ETF will result in the return of any of your principal amount or the payment of any interest.

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Health Care Select Sector SPDR® ETF and the State Street® Technology Select Sector SPDR® ETF due July 27, 2029

The State Street® Technology Select Sector SPDR® ETF

The State Street® Technology Select Sector SPDR® ETF is an exchange-traded fund of the Select Sector SPDR® Trust, a registered investment company, that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the Technology Select Sector Index, which we refer to as the fund underlying index with respect to the State Street® Technology Select Sector SPDR® ETF. The Technology Select Sector Index is a capped modified market capitalization-weighted index that measures the performance of the GICS® information technology sector of the S&P 500® Index, which currently includes companies in the following industries: IT services; software; communications equipment; technology hardware, storage and peripherals; electronic equipment, instruments and components; and semiconductors and semiconductor equipment. For additional information about the State Street® Technology Sector SPDR® ETF, see “Fund Descriptions — The State Street® Select Sector SPDR® ETFs” in the accompanying underlying supplement.

Historical Information

The following graph sets forth the historical performance of the State Street® Technology Select Sector SPDR® ETF based on the daily historical closing prices of the State Street® Technology Select Sector SPDR® ETF from January 4, 2021 through July 24, 2026. The closing price of the State Street® Technology Select Sector SPDR® ETF on July 24, 2026 was $175.88. We obtained the closing prices above and below from Bloomberg, without independent verification. The closing prices above and below may have been adjusted by Bloomberg for actions taken by the State Street® Technology Select Sector SPDR® ETF, such as stock splits.

The historical closing prices of the State Street® Technology Select Sector SPDR® ETF should not be taken as an indication of future performance, and no assurance can be given as to the fund closing price of the State Street® Technology Select Sector SPDR® ETF on any calculation day.  There can be no assurance that the performance of the State Street® Technology Select Sector SPDR® ETF will result in the return of any of your principal amount or the payment of any interest.

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Health Care Select Sector SPDR® ETF and the State Street® Technology Select Sector SPDR® ETF due July 27, 2029

Tax Considerations

You should review carefully the section entitled “United States Federal Taxation” in the accompanying prospectus supplement. The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of securities.

In determining our reporting responsibilities we intend to treat (i) the securities for U.S. federal income tax purposes as prepaid forward contracts with associated contingent coupons and (ii) any contingent coupon payments as ordinary income, as described in the section entitled “United States Federal Taxation — Tax Consequences to U.S. Holders — Program Securities Treated as Prepaid Financial Contracts with Associated Coupons” in the accompanying prospectus supplement. Based on the advice of Davis Polk & Wardwell LLP, our special tax counsel, we believe that this is a reasonable treatment, but that there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the securities could be materially affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the securities, possibly with retroactive effect. The discussions above and in the accompanying prospectus supplement do not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by the notice described above.

Non-U.S. Holders — Tax Considerations.  The U.S. federal income tax treatment of contingent coupon payments is uncertain, and although we believe it is reasonable to take a position that contingent coupon payments are not subject to U.S. withholding tax (at least if an applicable Form W-8 is provided), it is expected that withholding agents will (and we, if we are the withholding agent, intend to) withhold on any contingent coupon payment paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations. Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2027 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on our representation that the securities do not have a “delta of one” within the meaning of the regulations, our special tax counsel believes that these regulations should not apply to the securities with regard to non-U.S. Holders, and we have determined to treat the securities as not being subject to Section 871(m). Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

In the event of any withholding on the securities, we will not be required to pay any additional amounts with respect to amounts so withheld.

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Health Care Select Sector SPDR® ETF and the State Street® Technology Select Sector SPDR® ETF due July 27, 2029

Validity of the Securities and the Guarantee

In the opinion of Davis Polk & Wardwell LLP, as special products counsel to JPMorgan Financial and JPMorgan Chase & Co., when the securities offered by this pricing supplement have been issued by JPMorgan Financial pursuant to the indenture, the trustee and/or paying agent has made, in accordance with the instructions from JPMorgan Financial, the appropriate entries or notations in its records relating to the master global note that represents such securities (the “master note”), and such securities have been delivered against payment as contemplated herein, such securities will be valid and binding obligations of JPMorgan Financial and the related guarantee will constitute a valid and binding obligation of JPMorgan Chase & Co., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (x)(i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of JPMorgan Chase & Co.’s obligation under the related guarantee or (y) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of the stated principal amount upon acceleration of the securities to the extent determined to constitute unearned interest. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act, except that such counsel expresses no opinion as to (i) any law, rule or regulation that is applicable to JPMorgan Financial or JPMorgan Chase & Co., the indenture, the securities, the related guarantee (together with the indenture and the securities, the “Documents”) or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate or (ii) any law, rule or regulation relating to national security. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the master note and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated February 24, 2026, which was filed as an exhibit to the Registration Statement on Form S-3 by JPMorgan Financial and JPMorgan Chase & Co. on February 24, 2026.